As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ATHIRA PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-3368487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan

(Full title of the plans)

Leen Kawas, Ph.D.

President and Chief Executive Officer

Athira Pharma, Inc.

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(206) 221-8112

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael Nordtvedt

Bryan D. King

Donna Petkanics

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
Reserved for issuance under the 2020 Equity Incentive Plan	1,624,259 (2)	$19.34 (4)	$31,413,169.06	$3,427.18
Reserved for issuance under the 2020 Employee Stock Purchase Plan	324,851 (3)	$16.44 (5)	$5,340,225.59	$582.62
TOTAL:	1,949,110		$36,753,394.65	$4,009.80

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Equity Incentive Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2)

Represents an automatic annual increase on January 1, 2021 to the number of shares of the Registrant’s common stock reserved for issuance under the 2020 Plan pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, the number of shares of the Registrant’s common stock available for grant and issuance under the 2020 Plan is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) 3,230,000 shares of common stock, (ii) five percent (5%) of the outstanding shares of all classes of the Registrant’s common stock as of the last day of the immediately preceding fiscal year or (iii) such number of shares as the Registrant’s board of directors may determine no later than the last day of the Registrant’s immediately preceding fiscal year.

(3)

Represents an automatic annual increase on January 1, 2021 to the number of shares of the Registrant’s common stock reserved for issuance under the 2020 ESPP pursuant to an “evergreen” provision contained in the 2020 ESPP. Pursuant to such provision, the number of shares of the Registrant’s common stock available for issuance under the 2020 ESPP is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) 646,000 shares of common stock, (ii) one percent (1%) of the outstanding shares of all classes of the Registrant’s common stock on the last day of the immediately preceding fiscal year or (iii) such other number of shares as the Registrant’s board of directors may determine as of no later than the last day of the Registrant’s immediately preceding fiscal year.

(4)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $19.34 per share, which is the average of the high and low prices of the Registrant’s common stock on March 22, 2021, as reported on the NASDAQ Global Select Market (the “Full Offering Price”).

(5)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the Full Offering Price multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of common stock of Athira Pharma, Inc. (the “Registrant”) under the Athira Pharma, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and the Athira Pharma, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”) for which registration statement (No. 333-248910) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2020. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 25, 2021, pursuant to Section 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-39503) filed with the Commission on September 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-248428	4.1	September 14, 2020

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

99.1	2020 Equity Incentive Plan.	S-1/A	333-248428	10.5	September 8, 2020

99.2	Form of Stock Option Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.6	September 8, 2020

99.3	Form of Restricted Stock Award Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.7	September 8, 2020

99.4	Form of RSU Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.8	September 8, 2020

99.5	2020 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder	S-1/A	333-248428	10.10	September 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 25, 2021.

ATHIRA PHARMA, INC.

By:	/s/ Leen Kawas
Leen Kawas, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leen Kawas and Glenna Mileson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leen Kawas Leen Kawas	President, Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2021

/s/ Glenna Mileson Glenna Mileson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2021

/s/ Tadataka Yamada Tadataka Yamada	Chairman of the Board of Directors	March 25, 2021

/s/ Joseph Edelman Joseph Edelman	Director	March 25, 2021

/s/ John M. Fluke, Jr. John M. Fluke, Jr.	Director	March 25, 2021

/s/ James A. Johnson James A. Johnson	Director	March 25, 2021

/s/ Barbara Kosacz	Director	March 25, 2021
Barbara Kosacz

/s/ Kelly A. Romano	Director	March 25, 2021
Kelly A. Romano